Contact:	Mark E. Secor
Chief Administration Officer
Phone:	219-873-2611
Date:	January 3, 2025

Horizon Bancorp, Inc. Announces Conference Call to Review
Fourth Quarter and Full Year 2024 Results on January 23

MICHIGAN CITY, Ind., January 3, 2025 (GLOBE NEWSWIRE) -- (NASDAQ GS: HBNC) – Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, January 23, 2025 to review its fourth quarter and full year 2024 financial results.

The Company’s fourth quarter and full year 2024 news release will be published after markets close on Wednesday, January 22, 2025. It will be available at investor.horizonbank.com.

Participants may access the live conference call on January 23, 2025 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 833-974-2379 from the United States, 866-450-4696 from Canada, or 412-317-5772 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through January 31, 2025. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada, or 412-317-0088 from other international locations and entering the access code 3435614.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the $7.9 billion-asset commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets through convenient digital and virtual tools, as well as its Indiana and Michigan branches. Horizon's retail offerings include prime residential and other secured consumer lending to in-market customers, as well as a range of personal banking and wealth management solutions. Horizon also provides a comprehensive array of in-market business banking and treasury management services, as well as equipment financing solutions for customers regionally and nationally, with commercial lending representing over half of total loans. More information on Horizon, headquartered in Northwest Indiana's Michigan City, is available at horizonbank.com and investor.horizonbank.com.